Exhibit 5.2
September 10, 2009
PPL Corporation
Two North Ninth Street
Allentown, Pennsylvania 18101
Ladies and Gentlemen:
     We have acted as counsel to PPL Corporation, a Pennsylvania corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company of an aggregate of 3,000,000 shares of common stock of the Company, par value $0.01 per share, in connection with the transactions described in the Registration Statement, the “Shares”), pursuant to the Company’s Dividend Reinvestment Plan (the “Plan”).
     We have examined the Registration Statement, the Plan and a form of the share certificate, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.
     In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

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     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, assuming due issuance and delivery of the Shares and upon payment of the purchase price therefor, in each case in accordance with the Plan, the Shares to be acquired by participants in the Plan will be validly issued, fully paid and nonassessable.
     Insofar as the opinion expressed herein relates to or is dependent upon matters governed by the law of the Commonwealth of Pennsylvania, we have relied upon the opinion of Frederick C. Paine, Esq., dated the date hereof.
     We do not express any opinion herein concerning any law other than the law of the State of New York and, to the extent set forth herein, the law of the Commonwealth of Pennsylvania.
     We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Validity of Common Stock” in the prospectus included in the Registration Statement.
Very truly yours,
/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP